EXHIBIT 21

TENNECO INC.

Company Name	Ownership Type(a)	Primary Jurisdiction
Armstrong Properties (Pty.) Ltd.	Indirect	South Africa
Autopartes Walker S.A. de C.V.	Indirect	Mexico
Barasset Corporation	Indirect	Ohio
CED’S Inc.	Indirect	Illinois
Chengdu Tenneco Tongtai Exhaust System Co. Ltd.	Indirect	China
Clevite Industries Inc.	Indirect	Delaware
Elagest AB	Indirect	Sweden
Fric-Rot S.A.I.C.	Indirect	Argentina
Futaba Tenneco U.K. Limited.	Indirect	United Kingdom
Gillet Exhaust Manufacturing Limited	Indirect	United Kingdom
Gillet Exhaust Technologies Pty Ltd	Indirect	South Africa
Gillet Pressings Cardiff Limited	Indirect	United Kingdom
J.W. Hartley (Motor Trade) Limited	Indirect	United Kingdom
Kinetic Pty Ltd. (Australia) Ltd	Indirect	Australia
Maco Inversiones S.A.	Indirect	Argentina
Marzocchi.com S.r.l.	Indirect	Italy
McPherson Strut Company Inc.	Indirect	Delaware
Monroe Amortisor imalat ve Ticaret A.S.	Indirect	Turkey
Monroe Australia Pty. Limited	Indirect	Australia
Monroe Czechia s.r.o.	Indirect	Czech Republic
Monroe Manufacturing (Pty.) Ltd.	Indirect	South Africa
Monroe Packaging BVBA	Indirect	Belgium
Monroe Springs (New Zealand) Pty. Ltd.	Indirect	New Zealand
Monroe Springs Australia Pty. Ltd.	Indirect	Australia
Monroe-Mexico S.A. de C.V.	Indirect	Mexico
Montagewerk Abgastechnik Emden GmbH	Indirect	Germany
Peabody Galion Corporation	Indirect	Delaware
Peabody Gordon-Piatt, Inc.	Indirect	Delaware
Peabody International Corporation	Indirect	Delaware
Peabody N.E., Inc.	Indirect	Delaware
Peabody-Myers Corporation	Indirect	Illinois
Precision Modular Assembly Corp.	Indirect	Delaware
Proveedora Walker S. de R.L. de C.V.	Indirect	Mexico
Pullman Standard Inc.	Indirect	Delaware
Shanghai Tenneco Exhaust System Co., Ltd.	Indirect	China (PRC)
Tenneco Asheville Inc.	Indirect	Delaware
Tenneco Asia Inc.	Indirect	Delaware
Tenneco Australia Group Pty. Ltd.	Indirect	Australia
Tenneco Automotive Brazil Ltda.	Indirect	Brazil
Tenneco (China) Co., Ltd. f/k/a Tenneco Automotive China Company (Shanghai) Ltd.	Indirect	China (PRC)
Tenneco Automotive China Inc.	Indirect	Delaware

Company Name	Ownership Type(a)	Primary Jurisdiction
Tenneco Automotive Deutschland GmbH	Indirect	Germany
Tenneco Automotive Eastern Europe Sp. z o.o.	Indirect	Poland
Tenneco Automotive Europe Coordination Center BVBA	Indirect	Belgium
Tenneco Automotive Europe BVBA	Indirect	Belgium
Tenneco Automotive Foreign Sales Corporation Limited	Indirect	Jamaica
Tenneco Automotive France S.A.S.	Indirect	France
Tenneco Automotive Holdings South Africa Pty. Ltd.	Indirect	South Africa
Tenneco Automotive Iberica, S.A.	Indirect	Spain
Tenneco Automotive Inc. Nevada	Direct	Nevada
Tenneco Automotive India Private Limited	Indirect	India
Tenneco Automotive Italia S.r.l.	Indirect	Italy
Tenneco Automotive Nederland B.V.	Indirect	Netherlands
Tenneco Automotive Operating Company Inc.	Direct	Delaware
Tenneco Automotive Polska Sp. z o.o.	Indirect	Poland
Tenneco Automotive Port Elizabeth (Pty) Limited	Indirect	South Africa
Tenneco Automotive Portugal — Componentes para Automovel, Unipessoal, Lda	Indirect	Portugal
Tenneco Automotive Romania Srl	Indirect	Romania
Tenneco Automotive RSA Company	Indirect	Delaware
Tenneco Automotive Second RSA Company	Indirect	Delaware
Tenneco Automotive Services SAS	Indirect	France
Tenneco Automotive Servicios de Mexico, S.A. de C.V.	Indirect	Mexico
Tenneco Automotive Sverige A.B.	Indirect	Sweden
Tenneco Automotive (Thailand) Ltd.	Indirect	Thailand
Tenneco Automotive Trading Company	Indirect	Delaware
Tenneco Automotive UK Limited	Indirect	United Kingdom
Tenneco Automotive Volga LLC	Indirect	Russia
Tenneco Automotive Walker Inc.	Indirect	Delaware
Tenneco (Beijing) Ride Control System Co., Ltd.	Indirect	China (PRC)
Tenneco (Beijing) Exhaust Control Ltd.	Indirect	China (PRC)
Tenneco Brake Inc.	Indirect	Delaware
Tenneco Brazil Ltda.	Indirect	Brazil
Tenneco Canada Inc.	Indirect	Canada
Tenneco Deutschland Holdinggesellschaft GmbH	Indirect	Germany
Tenneco Eastern European Holdings Sarl	Indirect	Luxembourg
Tenneco-Eberspacher (Dalian) Exhaust System Co.	Indirect	China (PRC)
Tenneco Etain f/k/a Gillet Tubes Technologies S.A.S.	Indirect	France
Tenneco Europe Limited	Indirect	Delaware
Tenneco Global Holdings Inc.	Indirect	Delaware
Tenneco Global Trading FZE.	Indirect	Dubai, U.A.E.
Tenneco GmbH f/k/a Heinrich Gillet GmbH	Indirect	Germany
Tenneco (Guangzhou) Exhaust System Co. Ltd.	Indirect	China
Tenneco Holdings Denmark ApS.	Indirect	Denmark
Tenneco Hong Kong Holdings Limited	Indirect	Hong Kong

Company Name	Ownership Type(a)	Primary Jurisdiction
Tenneco Hungary Korlatolt Felelossegu Tarsasag	Indirect	Hungary
Tenneco Innovacion, SL.	Indirect	Spain
Tenneco International Holding Corp.	Indirect	Delaware
Tenneco International Luxembourg S.A.	Indirect	Luxembourg
Tenneco Japan Ltd. f/k/a Tenneco Automotive Japan Ltd.	Indirect	Japan
Tenneco Korea Limited	Indirect	Korea
Tenneco Lingchuan (Chongqing) Exhaust System Co. Ltd.	Indirect	China (PRC)
Tenneco Management (Europe) Limited	Indirect	United Kingdom
Tenneco Marzocchi International BVBA	Indirect	Belgium
Tenneco Marzocchi S.r.l.	Indirect	Italy
Tenneco Marzocchi Suspension Canada Inc.	Indirect	Canada (BC)
Tenneco Marzocchi U.S.A.	Indirect	California
Tenneco Marzocchi Asia Ltd.	Indirect	China (RoC)
Tenneco Mauritius China Holding Limited	Indirect	Mauritius
Tenneco Mauritius Holdings Ltd.	Indirect	Mauritius
Tenneco Mauritius Limited	Indirect	Mauritius
Tenneco Mexico S de R.L. de C.V.	Indirect	Mexico
Tenneco Ride Control South Africa (Pty) Ltd f/k/a Armstrong Hydraulics South Africa (Pty.) Ltd.	Indirect	South Africa
Tenneco FAW Sihuan ( Changchun ) Automobile Parts Co., Ltd.	Indirect	China (PRC)
Tenneco FAW Sihuan (Foshan) Automobile Parts Co., Ltd	Indirect	China (PRC)
Tenneco (Suzhou) Co., Ltd.	Indirect	China (PRC)
Tenneco (Suzhou) Emission System Co., Ltd.	Indirect	China (PRC)
Tenneco Tongtai (Dalian) Exhaust System Co., Ltd.	Indirect	China (PRC)
Tenneco Walker (U.K.) Limited	Indirect	United Kingdom
Tenneco Zwickau GmbH f/k/a Gillet-Abgassysteme Zwickau GmbH	Indirect	Germany
The Pullman Company	Indirect	Delaware
The Tenneco Automotive (UK) Pension Scheme Trustee Limited	Indirect	United Kingdom
Thompson and Stammers (Dunmow) Number 6 Limited	Indirect	United Kingdom
Thompson and Stammers (Dunmow) Number 7 Limited	Indirect	United Kingdom
TMC Texas Inc.	Indirect	Delaware
Walker Australia Pty. Limited	Indirect	Australia
Walker Danmark ApS	Indirect	Denmark
Walker Electronic Silencing Inc.	Indirect	Delaware
Walker Europe, Inc.	Indirect	Delaware
Walker Exhaust (Thailand) Co. Ltd.	Indirect	Thailand
Walker Gillet (Europe) GmbH	Indirect	Germany
Walker Limited	Indirect	United Kingdom
Walker Manufacturing Company	Indirect	Delaware
Walker UK Limited	Indirect	United Kingdom
Wimetal S.A.S.	Indirect	France

(a)	Ownership type indicates whether each subsidiary or affiliate is directly owned by Tenneco Inc., indirectly owned by a subsidiary of Tenneco Inc. (in each case, such subsidiary or affiliate may be partially or wholly owned), or a combination thereof.